Exhibit 99.2

NEWS RELEASE

Contact:	Investor Relations
708.483.1300 Ext 1331

TreeHouse Foods Announces the Appointment of
William J. Kelley Jr. as Chief Financial Officer

Oak Brook, Ill. February 13, 2020 - TreeHouse Foods, Inc. (NYSE: THS) today announced that its Board of Directors elected William J. Kelley Jr. as Executive Vice President and Chief Financial Officer.

“Bill is a wonderful asset to our organization, and I’m very happy to congratulate him on this appointment,” said Steve Oakland, Chief Executive Officer and President of TreeHouse Foods. “Having more closely worked with Bill over the last few months, his passion for our business and his collaborative approach with the organization are apparent. I’m convinced that my partnership with him, coupled with his thought leadership and experience are the right fit to continue driving TreeHouse forward.”

Kelley has been serving as interim chief financial officer since November 2019. Mr. Kelley joined TreeHouse in 2016 as Corporate Controller and was promoted to Senior Vice President, Corporate and Operations Finance in 2018. Prior to joining TreeHouse, he was Head of Global Audit for Kraft Heinz Company, where he worked from 2014-2016. Before that he spent two years as Corporate Controller and Chief Accounting Officer at Hillshire Brands, the spin off successor company to Sara Lee Corporation. From 2010 to 2012 he was Vice President and Corporate Controller at USG Corporation. He spent the previous ten years in a variety of increasingly senior operating finance roles at PepsiAmericas. His earlier career service included key finance and accounting roles at Arthur Andersen and Cargill.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have over 40 production facilities across the United States, Canada and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our product portfolio includes shelf stable, refrigerated, frozen and fresh products, including baked goods (cookies, crackers, pretzels, refrigerated dough, frozen waffles, in-store bakery products and snack bars); beverages (broth, single serve hot beverages, ready-to-drink coffee, creamers and powdered drinks); and meal solutions (dressings, hot cereal, macaroni and cheese, pasta, pickles, sauces and side dishes). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, projected, expected, intended, or planned. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: the success of our restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; our ability to continue to make acquisitions in accordance with our business strategy; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2018, and from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.